Exhibit 28(h)(vi)

FIRST AMENDMENT TO

PARTICIPATION AGREEMENT AMONG

AMERICAN GENERAL LIFE INSURANCE COMPANY

AND

SEASONS SERIES TRUST

THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT

(“Amendment”) effective as of August 1, 2014 amends the Participation Agreement dated as of April 30, 2013 (the “Agreement”), among AMERICAN GENERAL LIFE INSURANCE COMPANY (the “Company”), on its own behalf and on behalf of the Variable Separate Accounts and/or Separate Accounts of the Company set forth on Appendix A of the Agreement (“Separate Accounts”) and SEASONS SERIES TRUST (the “Trust”) (each, a “Party” and collectively, the “Parties”). All capitalized terms not otherwise defined in this Amendment shall have the same as ascribed in the Agreement.

WHEREAS, the Company wishes to add a Contract that is not currently covered under the Agreement but for which the Portfolios of the Trust will act as an investment vehicle; and

WHEREAS, the Parties wish to amend Appendix B to the Agreement in order to add an additional Contract.

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1.	Appendix B to the Agreement, a revised copy of which is attached hereto, is hereby amended to add the following Contract, AG Platinum Choice VUL, effective August 1, 2014.

2.	Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY, on behalf of itself and each of its Accounts named in Appendix A hereto, as amended from time to time.

By:/s/ TIM HESLIN
Name: Tim Heslin
Title: Vice President

SEASONS SERIES TRUST

By: /s/ NORI L. GABERT
Name: Nori L. Gabert
Title: Vice President and Secretary

APPENDIX B

Income Advantage Select VUL

Protection Advantage Select VUL

AG Platinum Choice VUL

This list of contracts may be amended from time to time at the Company’s discretion.